EXHIBIT 99.5

January 12, 2013

Blast Energy Services, Inc.
14550 Torrey Chase Blvd, Suite 330
Houston, Texas   77014

ATTN:  Mr. John MacDonald

SUBJECT:  NORTH SUGAR VALLEY FIELD
2011 YEAR END RESERVES

Mr. MacDonald,

Mire and Associates, Inc. (MAI) has updated the proved reserves for the subject field, as of January 1, 2012.  Cash flows were generated for the Blast Energy Services’ interests using SEC pricing ($4.16 / MMBTU and $96.19 / barrel).  These estimates were done as per the Securities and Exchange Commission’s standards as described in the December 2008 amendment of Section 210.4-10 of Regulation S – X. This report is provided to Blast Energy Services to satisfy the requirements contained in Item 1202(a)(8) of U.S. Securities and Exchange Commission Regulation S-K.

Net proved reserves are about 44.6 MBO with a 10% discounted net present value of $925,230 (see attached Economic Summary Projection table).  This represents 100% of the estimated total proved reserves of Blast Energy Services Inc.

DISCUSSION

Sun Resources operates three (3) producing wells in the North Sugar Valley Field located in Matagorda County Texas.  Proved developed producing reserves were projected for the wells (see attached projection graphs). Two incremental non-producing reserve cases are included for the properties based on a planned workover and a planned facilities upgrade.

METHOD OF APPRAISAL

This report utilizes assumptions, data, methods and procedures that are appropriate for the purpose served by the report as required in Item 1202(a)(8)(iv).  The purpose of this report is to estimate proved oil and gas reserves for Blast Energy Services using industry standard assumptions and methods.  Significant data was collected and examined using volumetric calculations and decline curve analysis.  Offset production, logs, maps, analog information and accounting statements were all studied.

The properties have been evaluated on the basis of future net cash flow or income.  This income will accrue to the appraised interest as the wells are produced to their economic limits.  The future net income has also been shown discounted at ten (10%) percent to determine its present worth as required by Regulation S - X.

ECONOMIC ASSUMPTIONS

For the cash flow analysis an oil price of $96.19 per barrel was used as per SEC pricing guidelines for 2011.  Local field oil price differentials were applied resulting in a realized price of $91.57 per barrel.  This oil price was held constant (no escalations). The properties do not produce any significant volumes of gas.

Operating expense data were supplied by Blast Energy Services.  MAI analyzed these expenses and average values were included in our cash flows.    These expenses were held constant through the life of the properties (no escalations). Lease restoration and well abandonment costs are not included in our analysis as the equipment salvage value should cover these costs.

RESERVE DETERMINATION

Reserves were estimated for the wells by using engineering and geologic methods widely accepted in the industry.  For the producing reservoirs performance methods were used to estimate reserves.  Extrapolations were made of various historical data including oil, gas and water production and pressure data.

Titles to the evaluated property have not been examined or independently confirmed.  The data used in this evaluation was supplied by Blast Energy Services, Inc. or was obtained from public sources.

Mire & Associates, Inc. have made use of all data, appropriate methods, and procedures that are needed to prepare this report according to SEC regulation S-X Section 210.4-10 as amended on December 2008.

All estimates are a function of the quality of the available data and are subject to the existing economic conditions, operating methods, and government regulations in effect at the time of the report.  The reserves presented in this report are estimates only and should not be interpreted as being exact amounts.  Actual volumes recovered could be higher or lower than estimated.

Not only are such reserves and revenue estimates based on that information which is currently available, but such estimates are also subject to the uncertainties inherent in the application of judgmental factors in interpreting such information.

New regulations could have an adverse effect on the reserves calculated in this report.  Importantly changes to regulations on water disposal or well re-injection could significantly decrease or eliminate this report’s proved reserves.

Kurt Mire supervised or performed all of the relevant technical work during the creation of this report.  He is a petroleum consultant and officer of Mire & Associates, Inc., a Texas company.   Kurt Mire has a B.S. degree in Petroleum Engineering from the University of Louisiana at Lafayette.  He has 28 years of experience in creating reserve reports and completing reserve analysis for conventional and unconventional fields in the United States.

In my opinion the reserve estimates presented in this report are reasonable and were made with generally accepted engineering and evaluation principles.

Thanks for letting us help with this.

Sincerely,

/s/ Kurt Mire

Kurt Mire
Petroleum Consultant

Date : 04/11/2012 4:59:42PM
Partner : All Cases

Total

ECONOMIC SUMMARY PROJECTION

BLAST ENERGY SERVICES YEAR END 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

PROVED RESERVES UPDATE
SEC PRICING

Est. Cum Oil (Mbbl) : 243.48
Est. Cum Gas (MMcf) : 327.66
Est. Cum Water (Mbbl) : 748.51

Year	Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012	11.64	0.08	5.80	0.00	91.57	0.00	531.20	0.00	239.78	27.77	59.78	203.88	192.45
2013	11.41	0.00	5.68	0.00	91.57	0.00	520.03	0.00	240.25	27.14	0.00	252.64	410.39
2014	10.27	0.00	5.11	0.00	91.57	0.00	468.25	0.00	240.25	24.51	0.00	203.48	569.32
2015	9.27	0.00	4.61	0.00	91.57	0.00	422.45	0.00	240.25	22.19	0.00	160.01	682.47
2016	8.40	0.00	4.18	0.00	91.57	0.00	382.89	0.00	240.25	20.17	0.00	122.47	760.90
2017	7.39	0.00	3.68	0.00	91.57	0.00	337.05	0.00	231.79	17.85	0.00	87.40	811.57
2018	5.71	0.00	2.86	0.00	91.57	0.00	261.48	0.00	185.93	14.08	0.00	61.47	843.83
2019	3.74	0.00	1.87	0.00	91.57	0.00	170.99	0.00	117.48	9.52	0.00	43.99	864.72
2020	2.74	0.00	1.36	0.00	91.57	0.00	124.81	0.00	79.80	7.18	0.00	37.83	880.96
2021	2.61	0.00	1.30	0.00	91.57	0.00	119.24	0.00	79.80	6.86	0.00	32.58	893.62
2022	2.50	0.00	1.25	0.00	91.57	0.00	114.23	0.00	79.80	6.57	0.00	27.86	903.42
2023	2.40	0.00	1.20	0.00	91.57	0.00	109.44	0.00	79.80	6.30	0.00	23.34	910.85
2024	2.30	0.00	1.15	0.00	91.57	0.00	105.12	0.00	79.80	6.05	0.00	19.28	916.41
2025	2.20	0.00	1.10	0.00	91.57	0.00	100.43	0.00	79.80	5.78	0.00	14.85	920.29
2026	2.11	0.00	1.05	0.00	91.57	0.00	96.22	0.00	79.80	5.54	0.00	10.88	922.86
Rem.	4.91	0.00	2.45	0.00	91.57	0.00	224.05	0.00	199.63	12.89	0.00	11.53	2.37
Total 17.5	**89.60**	**0.08**	**44.64**	**0.00**	**91.57**	**0.00**	**4,087.87**	**0.00**	**2,494.21**	**220.41**	**59.78**	**1,313.48**	**925.23**
Ult.	**333.08**	327.74											

Eco. Indicators

Return on Investment (disc) :	17.097
Return on Investment (undisc) :	22.973
Years to Payout :	0.29
Internal Rate of Return (%) :	>1000

Present Worth Profile (M$)

PW	5.00% :	1,089.25	PW	20.00% :	703.71
PW	8.00% :	985.16	PW	30.00% :	562.12
PW	10.00% :	925.23	PW	40.00% :	464.27
PW	12.00% :	871.56	PW	50.00% :	392.87
PW	15.00% :	800.88	PW	60.00% :	338.68

TRC Standard Eco.rpt 1

MILBERGER 1
SUN RESOURCES TEXAS INCORPORAT
Major Phase: Oil

Field: MILBERGER
County,State: MATAGORDA,TX
427.17 M$

Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
GOR (scf/bbl)
JAN 2011 WORKOVER
MAR 2011 RATE IS 13 BOPD
GOR
Water
Oil
Gas
100
10
1
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20
21

Proj Oil Cum: 117.70 Mbbl
Oil Rem: 48.41 Mbbl
Oil EUR: 166.11 Mbbl

Proj Gas Cum: 166.90 MMcf
Gas Rem: 0.03 MMcf
Gas EUR: 166.94 MMcf

MILBERGER A 2LT
SUN RESOURCES TEXAS INCORPORAT
Major Phase: Oil

Field: MILBERGER
County,State: MATAGORDA,TX
183.83 M$

Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
GOR (scf/bbl)
100
10
1
10000
1000
100
Water
Oil
GOR
Gas
02
03
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19

Proj Oil Cum: 79.00 Mbbl
Oil Rem: 14.17 Mbbl
Oil EUR: 93.17 Mbbl

Proj Gas Cum: 118.27 MMcf
Gas Rem: 0.03 MMcf
Gas EUR: 118.30 MMcf

OXBOW 1
SUN RESOURCES TEXAS INCORPORAT
Major Phase: Oil

Field: SUGAR VALLEY
County,State: MATAGORDA,TX
-3.49 M$

Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
Well Count
Water Cut (%)
GOR (scf/bbl)
DEC 2010 - PULL TBG & REPLACE JET PUMP
POOR RESPONSE
NO GAS SALES
Gas
Oil
GOR
100
10
1
10000
1000
100
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18

Proj Oil Cum: 46.75 Mbbl
Oil Rem: 0.44 Mbbl
Oil EUR: 47.19 Mbbl

Proj Gas Cum: 42.48 MMcf
Gas Rem: 0.02 MMcf
Gas EUR: 42.51 MMcf

MILBERGER A 2LT(incr)
SUN RESOURCES TEXAS INCORPORAT
Major Phase: Oil

Field: MILBERGER
County,State: MATAGORDA,TX
262.89 M$

Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
GOR (scf/bbl)
RATE DOWN DUE TO TANK CAPACITY
MARCH RATE WAS 16.8 BOPD
APRIL 2012 PLANS TO UPGRADE FACILITY
RATE WILL GO BACK UP TO 18 BOPD
Oil{base}
Oil{MAI12}
100
10
1
10000
1000
100
04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 20 21 22

Proj Oil Cum: 0.00 Mbbl
Oil Rem: 16.57 Mbbl
Oil EUR: 16.57 Mbbl

Proj Gas Cum: 0.00 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 0.00 MMcf

OXBOW 1{incr}
SUN RESOURCES TEXAS INCORPORAT
Major Phase: Oil

Field: SUGAR VALLEY
County,State: MATAGORDA,TX
54.84 M$

Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
Well Count
Water Cut (%)
GOR (scf/bbl)
JUNE 2012 - PLANNED WOROVER
2010 WORKOVER HAD POOR RESULTS
EST 7 BOPD AFTER WORKOVER
Oil{base}
Oil{MAI12}
01
02
03
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20

Proj Oil Cum: 0.04 Mbbl
Oil Rem: 9.99 Mbbl
Oil EUR: 10.03 Mbbl

Proj Gas Cum: 0.00 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 0.00 MMcf